EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Saxon REIT, Inc. on Form S-11 of our report dated May 24, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/Deloitte & Touche LLP

Richmond, Virginia

May 28, 2004